EXHIBIT 99.1

Apple Hospitality Two

Focused Vision

Second Quarter

June 30, 2005

Caption: Homewood Suites Clearwater, FL

Corporate Profile

Apple Hospitality Two, Inc. is a real estate investment trust (REIT) focused on the upscale, extended-stay suite segment of the hotel industry. Our hotels operate under the Residence Inn® by Marriott® and Homewood Suites® by Hilton brands, two of the nation’s leading chains of upscale extended-stay hotels. Our focus is on the ownership of high-quality hotels that generate attractive returns for our shareholders. As of August 1, 2005, our portfolio consisted of 66 hotels, containing a total of 7,869 suites, diversified among 25 states.

Corporate Headquarters

814 East Main Street

Richmond, VA 23219

804-344-8121

804-344-8129 FAX

www.applehospitality.com

Investor Information

For additional information about the company, please contact Kelly Clarke, Director of Corporate Communications, at 804-727-6321, or KClarke@applereit.com

The trademarks contained herein are registered trademarks. Residence Inn® by Marriott® is a registered trademark of Marriott International, Inc.

Homewood Suites® by Hilton is a registered trademark of Hilton Hospitality, Inc.

Captions: Homewood Suites Portland, OR; Homewood Suites Atlanta, GA; Residence Inn Redmond, WA

Dear Shareholder:

Apple Hospitality Two, Inc. continued with its focused vision of strong operations throughout the second quarter of 2005 and reported funds from operations (FFO) of $13.5 million or $.32 per share. Year to date, FFO per share equals $.57 and the company paid shareholders dividends of $.40 per share, representing an eight percent annual return on a $10 share price.

Our property portfolio spans 25 states and consists of 66 hotels, with a total of 7,869 suites. The brands that comprise our portfolio, the Residence Inn® by Marriott® and Homewood Suites® by Hilton, continue to succeed in the lodging marketplace in both performance and overall customer satisfaction. In fact, the first quarter of this year marked the sixth time that the Homewood Suites brand was recognized as the

“Top-Ranked Brand” by the Market Metrix Hospitality Index, an in-depth survey of approximately 35,000 consumers. In addition, the brand also ranked at the top of the extended-stay lodging segment in the J.D. Power and Associates “2005 Domestic Hotel Guest Satisfaction Index Study.” J.D. Power & Associates’ index is based on responses from more than 37,000 guests who stayed in a hotel from December 2004 to May 2005. This year marked the fourth time that Homewood Suites was recognized since the extended-stay category was created in 2001.

This high level of customer satisfaction is evident in the successful second quarter that our portfolio enjoyed. The average daily rate (ADR) was $100, a five percent increase over the same period in 2004, and revenue per available room (RevPAR) was $79 a seven percent increase over second quarter 2004.

During the second quarter of 2005, our board of directors made the decision to engage UBS Investment Bank as Apple Hospitality Two’s exclusive financial advisor in the review and evaluation of various strategic alternatives for the company. Those alternatives include a possible sale, merger or listing of the company. Although we cannot provide assurance that we will complete any of these strategic alternatives, we will provide you with updates as soon as possible.

As we approach this milestone, 2005 is certainly shaping up to be another strong year for us. I look forward to sharing with you our continued progress. Thank you for investing with us.

Sincerely,

/s/ Glade M. Knight
Glade M. Knight Chairman and Chief Executive Officer

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the extended-stay hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth. In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

Statements of Operations (Unaudited) (In thousands except statistical data)

	For the three months ended June 30, 2005	For the three months ended June 30, 2004	For the six months ended June 30, 2005	For the six months ended June 30, 2004
Revenues
Suite revenue	$57,090	$53,264	$109,731	$101,380
Other revenue	1,271	1,370	2,562	2,734
Total revenues	$58,361	$54,634	$112,293	$104,114

Expenses
Direct operating expense	$14,725	$13,854	$28,858	$26,926
Other hotel operating expenses	22,539	22,278	45,026	43,566
General and administrative	738	358	1,177	991
Depreciation of real estate owned	6,465	6,118	12,858	12,043
Interest, net	6,822	6,904	13,640	13,380
Total expenses	$51,289	$49,512	$101,559	$96,906

Net Income	$7,072	$5,122	$10,734	$7,208
Net Income per share	$0.17	$0.12	$0.26	$0.17

Funds from Operations (a)
Net Income	$7,072	$5,122	$10,734	$7,208
Depreciation of real estate owned	6,465	6,118	12,858	12,043
Funds from Operations	$13,537	$11,240	$23,592	$19,251
FFO per share	$0.32	$0.27	$0.57	$0.46

Weighted–average Shares Outstanding	41,712	41,719	41,713	41,729

Operating Statistics
Occupancy	78%	78%	77%	76%
Average Daily Rate	$100	$95	$100	$94
RevPAR	$79	$74	$76	$71
Dividend per share	$0.20	$0.25	$0.40	$0.50

Balance Sheet Highlights (Unaudited)

(In thousands)	June 30, 2005	December 31, 2004
Assets
Investment in real estate – net	$624,284	$636,206
Cash and cash equivalents	516	13,118
Other assets	26,102	15,280
Total assets	$650,902	$664,604

Liabilities and Shareholders’ Equity
Notes payable–secured	$364,006	$372,762
Other liabilities	17,117	16,104
Total liabilities	381,123	388,866
Total shareholders’ equity	269,779	275,738
Total liabilities and shareholders’ equity	$650,902	$664,604

(a)	Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. The company considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO is not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2005 and the results of operations for the interim period ended June 30, 2005. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple Hospitality Two, Inc. 2004 Annual Report.

Caption: Homewood Suites Detroit, MI

Apple Hospitality Two

Portfolio of hotels

ALABAMA	Birmingham,
Montgomery
CALIFORNIA	Arcadia, Bakersfield,
Concord, Costa Mesa,
Irvine, La Jolla,
LongBeach, Placentia,
San Ramon
COLORADO	Boulder (2)
CONNECTICUT	Meriden
FLORIDA	Boca Raton, Clearwater (2),
Jacksonville, Pensacola
GEORGIA	Atlanta (7)
ILLINOIS	Chicago (2)
LOUISIANNA	Shreveport-Bossier City
MARYLAND	Baltimore
MASSACHUSETTS	Boston (2)
MICHIGAN	Detroit, Kalamazoo,
Southfield
MISSISSIPPI	Jackson (2)
MISSOURI	St. Louis (3)
NEVADA	Las Vegas
NEW MEXICO	Santa Fe
NORTH CAROLINA	Charlotte, Greensboro
OHIO	Akron, Cincinnati (2),
Columbus, Dayton (2)
OREGON	Portland
PENNSYLVANIA	Philadelphia (2)
SOUTH CAROLINA	Columbia, Spartanburg
TENNESSEE	Memphis

TEXAS	Dallas (4), Houston,
Lubbock
UTAH	Salt Lake City
VIRGINIA	Herndon (Washington,D.C.), Richmond
WASHINGTON	Redmond